Exhibit (a)(1)(B)
ADS LETTER OF TRANSMITTAL
U.S. Offer to Purchase for Cash
Any and All Outstanding American Depositary Shares
of
COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
for
US$14.84791 PER AMERICAN DEPOSITARY SHARE (“ADS”)
(each ADS representing seven Class D shares of common stock of
Compañia Anónima Nacional Teléfonos de Venezuela (CANTV) or “CANTV”)
by
THE BOLIVARIAN REPUBLIC OF VENEZUELA
THIS OFFER (THE “U.S. OFFER”) AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 8, 2007,
UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
The ADS Receiving Agent for the U.S. Offer is:
The Bank of New York

By Mail:	By Hand or Overnight Delivery:

The Bank of New York	The Bank of New York
Tender and Exchange Department	Tender and Exchange Department
P.O. Box 11248	101 Barclay Street
Church Street Station	Receive and Deliver Window—Street Level
New York, NY 10286-1248	New York, NY 10286
For Notice of Guaranteed Delivery
(For Eligible Institutions Only)
By Facsimile Transmission:
(212) 815-6433
To Confirm Facsimile Transmission Only:
(212) 815-6212
     DELIVERY OF THIS ADS LETTER OF TRANSMITTAL (“LETTER OF TRANSMITTAL”) TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE ADS RECEIVING AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND, IF YOU ARE A U.S. HOLDER, COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW. IF YOU ARE A NON-U.S. HOLDER, YOU MUST OBTAIN AND COMPLETE AN IRS FORM W-8BEN OR OTHER IRS FORM W-8, AS APPLICABLE.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
     THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING AMERICAN DEPOSITORY RECEIPTS (“ADRs”) REPRESENTING ADSs OF COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV).
     You have received this Letter of Transmittal in connection with the offer by the Bolivarian Republic of Venezuela (the “Venezuelan Republic”) to purchase any and all outstanding ADSs of Compañía Anónima Nacional Teléfonos de Venezuela (CANTV), a company (compañía anónima) organized under the laws of the Bolivarian Republic of Venezuela (“CANTV”), at a price of US$14.84791 per ADS in cash, without interest, upon the terms and subject to the conditions of the U.S. Offer to Purchase, dated April 9, 2007 (as may be supplemented or amended from time to time, the “Offer to Purchase”), and this related Letter of Transmittal, as may be supplemented or amended from time to time (together, the “U.S. Offer”). The price per ADS in cash is subject to downward adjustment to reflect any dividends declared after March 30, 2007 and paid by CANTV with a record date that is fixed as of a date prior to the Venezuelan Republic’s acceptance for payment of ADSs tendered into the U.S. Offer. The capital stock of CANTV is divided into four classes of common stock, par value Bs. 36.90182224915 (“Common Shares”): Class A, Class B, Class C and Class D. Each ADS represents seven Class D Common Shares. The U.S. Offer is open to all holders of ADSs, wherever the holders are located, but is not open to holders of Common Shares.
     You should use this Letter of Transmittal to deliver ADSs of CANTV represented by ADRs to The Bank of New York (the “ADS Receiving Agent”) for tender. If you are delivering your ADSs by book-entry transfer to an account maintained by the ADS Receiving Agent at The Depository Trust Company (referred to as the “Book-Entry Transfer Facility”), you must use an Agent’s Message (as defined in Instruction 2 below) pursuant to the procedures for book-entry transfer set forth in “THE U.S. OFFER — Section 3 — Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase. ADS holders who deliver ADSs by book-entry transfer are referred to herein as "Book-Entry ADS Holders”.
     Holders of ADSs whose ADRs are not immediately available or who cannot deliver their ADRs and all other documents required by this Letter of Transmittal to the ADS Receiving Agent, or cannot complete the procedures for book-entry transfer before the scheduled expiration of the U.S. Offer at 5:00 p.m., New York City time, on Tuesday, May 8, 2007 (as may be extended, the “Expiration Date”), may tender their ADSs by following the guaranteed delivery procedures set forth in “THE U.S. OFFER — Section 3 — Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase. See Instruction 2 of this Letter of Transmittal.
     In conjunction with the U.S. Offer, the Venezuelan Republic is making a separate offer in Venezuela (the “Venezuelan Offer” and, together with the U.S. Offer, the “Offers”) to purchase any and all outstanding Common Shares, other than those already beneficially owned by the Venezuelan Republic, which represent approximately 6.59% of CANTV’s outstanding capital stock, at a price of the Bolivar equivalent (based on the official exchange rate in the Venezuelan Republic for the sale of U.S. dollars by Banco Central de Venezuela (the Central Bank of Venezuela) (“Bolivar Exchange Rate”) as of the settlement date for the Venezuelan Offer on the Caracas Stock Exchange) of US$2.12113 per Common Share in cash, but subject to a 1% withholding tax on proceeds from the sale of shares on the Caracas Stock Exchange (unless otherwise provided by an applicable income tax treaty). Based on the current Bolivar Exchange Rate of Bs. 2,150.00 per U.S. dollar, the Bolivar equivalent of US$2.12113 is Bs. 4,560.43. The Venezuelan Offer is open to all holders of Common Shares, wherever the holders are located, but is not open to holders of ADSs. Additional information on the Venezuelan Offer may be obtained from D.F. King & Co., Inc. (the “Information Agent”). Documentation for the Venezuelan Offer will be available in English.
     The price to be paid in the Offers would also be adjusted upward or downward to reflect changes, if any, in the Bolivar Exchange Rate under certain circumstances set forth in “THE U.S. OFFER — Section 1 — Terms of the U.S. Offer; Expiration Date.”
     Common Shares of CANTV, except insofar as they are represented by ADSs, cannot be tendered by means of this Letter of Transmittal, cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the Venezuelan Offer. Holders of Class D Common Shares that wish to participate in the U.S. Offer may, pursuant to the instructions contained in the Offer to Purchase, deposit their Class D Common Shares (“Deposited Class D Common Shares”) with Banco de Venezuela, SACA or Banco Venezolano de Crédito, as custodian (each, a “Custodian”), for the account of The Bank of New York, as the depositary for the ADS facility (the “ADS Depositary”) pursuant to the Amended and Restated Deposit Agreement, dated September 10, 2000 (the “Deposit Agreement”), among CANTV, the ADS Depositary and holders from time to time of ADRs issued thereunder. In connection with such deposit, holders must deliver to the Custodians the required documentation for the deposit of Class D Common Shares, including instructions for the ADSs to be issued therefor to be delivered to the ADS Receiving Agent. Those holders must also deliver this Letter of Transmittal and other documentation required for tendering ADSs to the ADS Receiving Agent. Upon the Venezuelan Republic’s acceptance for payment of ADSs tendered into the U.S. Offer, the ADS Depositary will deliver ADSs for Deposited Class D Common Shares (taking into account that each ADS represents seven Class D Common Shares) and, in accordance with the holders’ instructions, deliver those ADSs to the ADS Receiving Agent for tender into the U.S. Offer. Holders of Deposited Class D Common Shares will not be responsible for any fees relating to such deposit of their Class D Common Shares. All Letters of Transmittal, ADRs representing ADSs and other required documents delivered to the ADS Receiving Agent by holders of ADSs will be deemed to constitute acknowledgment by such holders that they understand and will comply with the terms and conditions of the U.S. Offer with respect to such ADSs as set forth in the Offer to Purchase and this Letter of Transmittal.
     In the event of an inconsistency between the terms and procedures described in this Letter of Transmittal and those described in the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern. Please contact the Information Agent identified on the last page of this Letter of Transmittal to discuss any inconsistency.

THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF ADSs TENDERED
NAMES(S) AND ADDRESS(ES) OF
REGISTERED HOLDER(S)
(IF BLANK, PLEASE FILL IN EXACTLY AS	ADRs ENCLOSED AND ADSs TENDERED
NAME(S) APPEAR(S) ON ADR(s))	(ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)
Total Number of
	ADR Serial	ADSs represented by	Number of ADSs
	Number(s)(1)	ADRs(1)	Tendered(2)

Total ADSs

(1)	Need not be completed by Book-Entry ADS Holders.

(2)	Unless otherwise indicated, it will be assumed that all ADSs represented by ADRs delivered to the ADS Receiving Agent are tendered hereby. See Instruction 4.

☐	CHECK HERE IF ANY OF THE ADRs REPRESENTING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED OR STOLEN. SEE INSTRUCTION 10.

Number of ADSs represented by lost, destroyed or stolen ADRs:

YOU MUST CONTACT THE ADS RECEIVING AGENT DIRECTLY TO REPLACE ANY LOST, DESTROYED OR STOLEN ADRs REPRESENTING ADSs YOU INTEND TO TENDER.

☐	CHECK HERE IF TENDERED ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ADS RECEIVING AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Book-Entry Transfer Facility Participant Number:

Transaction Code Number:

☐	CHECK BOX IF TENDERED ADSs ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE ADS RECEIVING AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or Book-Entry Transfer Facility Participant Code:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
     The undersigned hereby delivers to the ADS Receiving Agent for tender and instructs the ADS Receiving Agent to tender to the Venezuelan Republic the above described ADSs in accordance with the terms and conditions of the U.S. Offer set forth in the Offer to Purchase and in this Letter of Transmittal, including the rights of withdrawal set forth in “THE U.S. OFFER – Section 4 – Withdrawal Rights” of the Offer to Purchase.
     The undersigned understands that the Venezuelan Republic’s acceptance of the ADSs tendered pursuant hereto into the U.S. Offer by the undersigned will constitute a binding agreement between the undersigned and the Venezuelan Republic upon the terms and subject to the conditions of the U.S. Offer set forth in the Offer to Purchase and in this Letter of Transmittal. Without limiting the foregoing, if the price to be paid in the U.S. Offer is amended in accordance with the U.S. Offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Venezuelan Republic may not be required to accept for payment any of the ADSs tendered hereby.
     The undersigned understands that the Venezuelan Republic reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase ADSs tendered pursuant to the U.S. Offer, but any such transfer or assignment will not relieve the Venezuelan Republic of its obligation under the U.S. Offer or prejudice the rights of tendering ADS holders to receive payment for ADSs validly tendered and accepted for payment.
     Upon the terms and subject to the conditions of the U.S. Offer set forth in the Offer to Purchase and in this Letter of Transmittal (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:
(i) sells, assigns and transfers to, or upon the order of, the Venezuelan Republic all right, title and interest in and to all the ADSs being tendered hereby and any and all non-cash dividends, distributions and rights, and any and all additional or other ADSs,             shares of common stock, securities and rights issued or issuable in respect thereof or in respect of the Class D Common Shares underlying such ADSs (whether pursuant to a stock split, stock dividend or otherwise) on or after the date of acceptance for payment of the ADSs tendered into the U.S. Offer (collectively, “Distributions”);
(ii) irrevocably constitutes and appoints the ADS Receiving Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) with respect to such ADSs, to (a) deliver the ADRs evidencing such ADSs (and any and all Distributions) or transfer the ownership of such ADSs (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Venezuelan Republic, (b) present such ADSs (and any and all Distributions) for transfer on the books of the ADS Depositary with respect to such ADSs, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs (and any and all Distributions), all in accordance with the terms and the conditions of the U.S. Offer; and
(iii) irrevocably waives, to the maximum extent permissible under applicable law and effective upon the Venezuelan Republic’s payment for the ADSs tendered pursuant to the U.S. Offer, any and all claims of any nature that such tendering ADS holder might have against the Venezuelan Republic or any of its affiliates in relation to the U.S. Offer or to the ADS holder’s ownership of Class D Common Shares and/or ADSs.
     By executing this Letter of Transmittal, the undersigned irrevocably appoints each designee of the Venezuelan Republic or his or her substitute as attorney-in-fact and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the ADSs tendered hereunder and accepted for payment by the Venezuelan Republic and with respect to any Distributions. Such appointment will be effective if, as and when, and only to the extent that the Venezuelan Republic accepts for payment (see “THE U.S. OFFER – Section 2 – Acceptance for Payment” of the Offer to Purchase) the ADSs tendered hereunder. Each such attorney-in-fact and proxy or his or her substitute will, with respect to the ADSs accepted for payment by the Venezuelan Republic, be empowered to exercise (i) all voting and other rights with respect to such ADSs (and any and all Distributions), including, without limitation, in respect of any ordinary or extraordinary meeting of CANTV’s shareholders (and any adjournment or postponement thereof), actions by written consent in lieu of any such meeting or otherwise and (ii) any and all rights granted to ADS holders pursuant to the Deposit Agreement, including, without limitation, the right to surrender ADRs and withdraw deposited Class D Common Shares, in each case, as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper. This power of attorney and proxy are irrevocable, coupled with an interest and are granted in consideration of the acceptance for payment of such ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney, proxies and consents granted by the undersigned at any time with respect to such ADSs, including Class D Common Shares underlying such ADSs (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). The Venezuelan Republic reserves the right to require that, in order for ADSs to be deemed validly tendered immediately upon the Venezuelan Republic’s acceptance for payment of such ADSs, the Venezuelan Republic must be able to exercise full voting, consent and other rights with respect to such ADSs (and any and all Distributions), including voting at any meeting of CANTV’s shareholders.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby (and any and all Distributions) and that, when the same are accepted for payment by the Venezuelan Republic, the Venezuelan Republic will acquire good, marketable and unencumbered title thereto (and to any and all Distributions), free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the ADS Receiving Agent or by the Venezuelan Republic to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (and any and all Distributions) tendered hereby. In addition, the undersigned shall promptly remit and transfer to the ADS Receiving Agent for the Venezuelan Republic’s account any and all Distributions in respect of such ADSs tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance and transfer or appropriate assurance thereof, the Venezuelan Republic shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the ADSs tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by the Venezuelan Republic in its sole discretion.
     The undersigned agrees to ratify each and every act or thing which may be done or effected by any director, or other person nominated by the Venezuelan Republic or their respective agents, as the case may be, in the exercise of his or her powers and/or authorities hereunder.
     The undersigned undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Venezuelan Republic or the ADS Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable the Venezuelan Republic or the ADS Receiving Agent to secure the full benefits of this Letter of Transmittal.
     All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
     Unless otherwise indicated below in the box titled “Special Delivery Instructions,” the undersigned hereby instructs the Venezuelan Republic to issue, or cause to be issued, any ADRs representing ADSs not tendered or accepted, in the name(s) of the registered holder(s) appearing above in the box titled “Description of ADSs Tendered.” Similarly, unless otherwise indicated in the box below titled “Special Delivery Instructions,” the undersigned hereby instructs the Venezuelan Republic to return, or cause to be returned, any ADRs representing ADSs not tendered or accepted (and accompanying documents, as appropriate), to the address(es) of the registered holder(s) appearing above in the box titled “Description of ADSs Tendered.” If both of the boxes below titled “Special Delivery Instructions” and “Special Payment Instructions” are completed, the undersigned hereby instructs the Venezuelan Republic to (i) issue, or cause to be issued, any ADRs representing ADSs not tendered or accepted in the name(s) of the person or persons so indicated, and (ii) return, or cause to be returned, any ADRs representing any ADSs not tendered or accepted (and accompanying documents, as appropriate) to the address(es) of the person or persons so indicated.
     In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the Venezuelan Republic to credit the undersigned’s account maintained at the Book-Entry Transfer Facility with any ADSs not accepted. The undersigned recognizes that the Venezuelan Republic will not transfer any ADSs from the name of the registered holder thereof if the Venezuelan Republic does not accept any of the ADSs so tendered. The undersigned recognizes that the Venezuelan Republic has no obligation to transfer any ADSs from the name of the registered holder thereof if the Venezuelan Republic does not accept any of the ADSs so tendered.
     The terms and conditions of the Offer to Purchase shall be deemed to be incorporated in, and form part of, this Letter of Transmittal, which shall be read and construed accordingly.
THIS LETTER OF TRANSMITTAL SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND
DELIVERY OF THE CONSIDERATION PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE ADSs

BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE ADS RECEIVING AGENT AS PROVIDED IN THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL.
     Unless you complete the box below titled “Special Delivery Instructions,” the address of the holder inserted above in the box titled “Description of ADSs Tendered” is the address to which your consideration will be sent. Please also state a daytime telephone number where you may be contacted in the event of any questions.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 1, 5, 6 AND 7)	(SEE INSTRUCTIONS 1, 5, 6 AND 7)
Fill in ONLY if check is to be issued in a name other than the undersigned.	Fill in ONLY if check is to be delivered, or if any ADRs representing ADSs not tendered or not purchased are to be delivered, to someone other than the undersigned or to the undersigned at an address other than that shown above in the box titled “Description of ADSs Tendered.”

Deliver check to:	Deliver check and/or certificates to:

Name	Name
(Please Type or Print)		(Please Type or Print)

Address	Address

(Include Zip Code)		(Include Zip Code)

(Tax Identification Number or Social Security Number) (See Substitute Form W-9 on Reverse Side)	(Tax Identification Number or Social Security Number) (See Substitute Form W-9 on Reverse Side)

IMPORTANT — SIGN HERE
(Please also complete Substitute Form W-9 below)

Sign Here:

Sign Here:
(Signature(s) of ADS Holders)
Dated:                                         , 2007
     (Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR(s) representing the ADS(s) or by person(s) to whom ADR(s) surrendered have been assigned and transferred, as evidenced by endorsement, stock powers and other documents transmitted herewith. If signature is by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, please set forth the following and see Instruction 5.)

Name(s):

(Please Print)

Capacity (full title):
(See Instruction 5)
Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:
(See Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only; see Instructions 1 and 5 if required)

Authorized Signature:

Name:
(Please Print)
Title:
(Please Print)
Name of Firm:

Address: –

(Include Zip Code)

Area Code and Telephone Number:

Dated:                                         , 2007

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER
     1. Guarantee of Signatures. Except as otherwise provided in the next sentence, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the ADSs (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of an ADS tendered herewith) and such holder(s) have not completed either the box above titled “Special Delivery Instructions” or the box above titled “Special Payment Instructions” or (b) if such ADSs are tendered for the account of an Eligible Institution. See Instruction 5.
     2. Delivery of Letter of Transmittal and ADRs; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the ADS Receiving Agent at the Book-Entry Transfer Facility pursuant to the procedures for book-entry transfer set forth in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase. ADRs representing ADSs or confirmation of any book-entry transfer into the ADS Receiving Agent’s account at the Book-Entry Transfer Facility of ADSs delivered electronically, as well as this Letter of Transmittal, properly completed and duly executed, or, in the case of a book-entry transfer, an Agent’s Message in lieu of this Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be delivered to the ADS Receiving Agent at one of its addresses set forth herein by the Expiration Date or the tendering ADS holder must comply with the guaranteed delivery procedures set forth below and as provided in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase. If ADRs are forwarded to the ADS Receiving Agent in multiple deliveries, this Letter of Transmittal, properly completed and duly executed, must accompany each such delivery.
     ADS holders whose ADRs are not immediately available or who cannot deliver their ADRs and all other required documents to the ADS Receiving Agent or complete the procedures for book-entry transfer by the Expiration Date, as the case may be, may tender their ADSs by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase. Pursuant to the guaranteed delivery procedures, (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Venezuelan Republic must be received by the ADS Receiving Agent by the Expiration Date and (c) ADRs representing all tendered ADSs together with this Letter of Transmittal, properly completed and duly executed (with any required signature guarantees), or, in the case of ADSs held in book-entry form, a timely confirmation of the book-entry transfer of such ADSs into the ADS Receiving Agent’s account at the Book-Entry Transfer Facility together with an Agent’s Message, and any other required documents must be received by the ADS Receiving Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.
     The term “Agent’s Message” means a message transmitted by means of the Book-Entry Transfer Facility’s system to, and received by, the ADS Receiving Agent and forming a part of a book-entry confirmation that states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility system tendering the ADSs that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and the Offer to Purchase and the Venezuelan Republic may enforce such agreement against the participant.
     THE METHOD OF DELIVERY OF ADRs AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY’S SYSTEM, IS AT THE SOLE OPTION AND RISK OF THE TENDERING HOLDERS OF ADSs. ADRs WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE ADS RECEIVING AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
     No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal all tendering ADS holders waive any right to receive any notice of the acceptance of their ADSs for payment.
     3. Inadequate Space. If the space provided herein is inadequate, the serial number of the ADRs, the total number of ADSs represented by such ADRs and the number of ADSs tendered should be listed on a separate schedule attached hereto.
     4. Partial Tenders (Not Applicable to ADS Holders who Tender by Book-Entry Transfer). If fewer than all the ADSs evidenced by ADRs delivered to the ADS Receiving Agent are to be tendered, fill in the number of ADSs which are to be tendered in the box above titled “Number of ADSs Tendered.” In such case, a new ADR for the untendered ADSs represented by the old ADR will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided above in the box titled “Special Delivery Instructions,” as soon as practicable after the date such ADSs are accepted for payment. All ADSs evidenced by ADRs delivered to the ADS Receiving Agent will be deemed to have been tendered unless otherwise indicated.
     5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR certificates without alteration, enlargement or any change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.
     If any of the ADSs tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
     If any of the ADSs tendered into the U.S. Offer are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADSs.
     If this Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to us of their authority to act must be submitted.
     If this Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and tendered hereby, no endorsements of ADRs or separate stock powers are required unless ADSs (evidenced by ADRs) and/or delivery of ADRs for ADSs not tendered or accepted are to be issued to a person other than the registered holder(s). Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.
     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs listed, the ADRs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on the ADRs representing such ADSs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.
     6. Transfer Taxes. Except as otherwise provided in this Instruction 6, the Venezuelan Republic will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of ADSs pursuant to the U.S. Offer. If, however, delivery of the consideration in respect of the U.S. Offer is to be made to, or (in circumstances where permitted hereby) if ADSs not tendered or not accepted are to be registered in the name of, any persons other than the registered holder(s) or if tendered ADSs are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the overall consideration paid unless evidence of the payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADRs listed in this Letter of Transmittal.
     7. Special Payment and Delivery Instructions. If a check is to be issued in the name of, and/or ADRs for ADSs not tendered or accepted for payment are to be issued or returned to, a person other than the signer of this Letter of Transmittal or to an address other than that indicated above in the box titled “Description of ADSs Tendered,” the appropriate box above titled “Special Delivery Instructions” and/or “Special Payment Instructions” should be completed. Holders of ADSs tendering by book-entry transfer may request that the ADSs not accepted pursuant to the U.S. Offer be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate hereon. If no such instructions are given, any ADRs not accepted will be returned by crediting the account at the Book-Entry Transfer Facility designated herein.
     8. Waiver of Conditions. In accordance with the terms of the U.S. Offer, the Venezuelan Republic has reserved the right to waive or vary all or any of the conditions of the U.S. Offer, in whole or in part. See “THE U.S. OFFER – Section 11 – Conditions to the U.S. Offer” of the Offer to Purchase.
     9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and telephone numbers set forth at the end of this Letter of Transmittal or from your broker, dealer, commercial bank or trust company.
     10. Lost, Destroyed or Stolen ADRs. If any ADR(s) representing ADS(s) have been lost, destroyed or stolen, the ADS holder should promptly notify the ADS Receiving Agent by checking the appropriate box and indicate the number of ADSs represented by the lost, destroyed or stolen ADRs. The ADS holder will then be instructed as to the steps that must be taken in order to replace the ADR(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed ADRs have been complied with.

     11. Backup Withholding. Under U.S. federal income tax law, payments of cash that are made to an ADS holder with respect to ADSs accepted for payment pursuant to the U.S. Offer may be subject to U.S. backup withholding tax unless the ADS holder establishes entitlement to an exemption in the manner described below. In order to avoid such backup withholding, each ADS holder that is a U.S. person delivering ADRs representing ADSs to the ADS Receiving Agent should complete and sign the Substitute Form W-9 included with this Letter of Transmittal and either (a) provide its taxpayer identification number (“TIN”) and certify, under penalty of perjury, that (i) the TIN so provided is correct, (ii) the holder has not been notified by the Internal Revenue Service (the “IRS”) that the holder is subject to backup withholding as a result of failure to report all interest or dividends or the IRS has notified the holder that the holder is no longer subject to backup withholding and (iii) the holder is a U.S. person (including a U.S. resident alien) or (b) provide an adequate basis for exemption. In general, if a holder is an individual, the TIN is the individual’s Social Security Number. If the Venezuelan Republic or the ADS Receiving Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS and may be subject to backup witholding.
     The ADS holder may write “Applied For” in Part I of Substitute Form W-9 if the ADS holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the ADS holder writes “Applied For” in Part I, the ADS holder must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the ADS holder writes “Applied For” in Part I, the Venezuelan Republic (or the ADS Receiving Agent) or a broker or custodian may still withhold tax on any cash payments made on account of a payment pursuant to the U.S. Offer until the holder furnishes the Venezuelan Republic or the ADS Receiving Agent, broker or custodian with its TIN. For further information concerning backup withholding and instructions for completing the Substitute Form W-9, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”
     Certain exempt recipients (including, among others, non-U.S. individuals) are not subject to backup withholding. However, in order for a non-U.S. holder to qualify as an exempt recipient, that holder must submit the appropriate IRS Form W-8, signed under penalty of perjury, attesting to its exempt status. The appropriate IRS Form W-8 may be obtained by accessing the IRS website at www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
     Failure to complete the Substitute Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause the ADSs to be deemed invalidly tendered, but may require the Venezuelan Republic, the ADS Receiving Agent, a broker or custodian to withhold tax on all cash payments. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
     IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. Federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used (i) by any taxpayer for the purpose of avoiding tax penalties under the Internal Revenue Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein.
     IMPORTANT: THIS LETTER OF TRANSMITTAL (TOGETHER WITH ADR CERTIFICATES OR CONFIRMATION BY BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY (OR A FACSIMILE COPY OF THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE ADS RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION DATE.
     Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this Letter of Transmittal and other tender offer materials may be directed to the Information Agent at its address and telephone numbers listed below.
The Information Agent for the U.S. Offer is:
D.F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, New York 10005
(212) 269-5550 (for banks and brokerage firms only)
(800) 697-6975 (for all others toll-free)

TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS
(See Instruction 11)
Substitute Form W-9
Request for Taxpayer
Identification Number and Certification
(Give form to the requester. Do not send to the IRS.)

Print or type See Specific Instructions on Page 17	Name (as shown on your income tax return)

Business name, if different from above

	Individual/	☐ Exempt from backup
	Check appropriate box: ☐ Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	withholding

	Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code

List Account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 18 of this Letter of Transmittal. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 18 of this Letter of Transmittal.
☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Social Security Number

OR

Employer Identification Number
Note. If the account is in more than one name, see the chart on page 19 of this Letter of Transmittal for guidelines on whose number to enter.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Part II Certification
Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3)	I am a U.S. person (including a U.S. resident alien).
Certificate Instructions. You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. (See the instructions on page 19 of this Letter of Transmittal.)

Sign	Signature of
Here	U.S. Person	Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF
THIS SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of payment, a tax on all reportable cash payments made to me thereafter may be withheld, but that such amounts may be refunded to me if I provide a Taxpayer Identification Number within 60 days.

Sign
Here	Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Purpose of Form
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
U.S. Person. Use this Substitute Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
1.	Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.	Certify that you are not subject to backup withholding, or

3.	Claim exemption from backup withholding if you are a U.S. exempt payee.
In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
For federal tax purposes, you are considered a U.S. person if you are:
•	An individual who is a citizen or resident of the United States,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•	Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide this Substitute Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.
The person who gives this Substitute Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
Foreign person. If you are a nonresident alien or a foreign entity not subject to backup withholding, do not use Form W-9. Instead, use the appropriate Form W-8 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to this Substitute Form W-9 that specifies the following five items:
1.	The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.	The treaty article addressing the income.

3.	The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.	The type and amount of income that qualifies for the exemption from tax.

5.	Sufficient facts to justify the exemption from tax under the terms of the treaty article.
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to this Substitute Form W-9 a statement that includes the information described above to support that exemption.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
1.	You do not furnish your TIN to the requester,

2.	You do not certify your TIN when required (see the Part II instructions on page 19 of this Letter of Transmittal for details),

3.	The IRS tells the requester that you furnished an incorrect TIN,

4.	The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.	You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
Certain payees and payments are exempt from backup withholding. See the instructions below.
Also see Special rules regarding partnerships on page 15 of this Letter of Transmittal.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.	The United States or any of its agencies or instrumentalities,

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.	An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
6.	A corporation,

7.	A foreign central bank of issue,

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.	A futures commission merchant registered with the Commodity Futures Trading Commission,

10.	A real estate investment trust,

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.	A common trust fund operated by a bank under section 584(a),

13.	A financial institution,

14.	A middleman known in the investment community as a nominee or custodian, or

15.	A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over	Generally, exempt recipients 1 through 7 [2]
$5,000 [1]

1.	See Form 1099-MISC, Miscellaneous Income, and its instructions.

2.	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.
Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 17 of this Letter of Transmittal), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.
Note. See the chart on page 19 of this Letter of Transmittal for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
If you are asked to complete this Substitute Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. See also Instruction 11 of this Letter of Transmittal for additional information regarding Certification of Awaiting Taxpayer Identification Number.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Part II. Certification
To establish to the requester that you are a U.S. person, or resident alien you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item

2 in the certification before signing the form.
For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 17 of this Letter of Transmittal.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5.	Sole proprietorship or single-owner LLC	The owner [3]

	For this type of account:	Give name and EIN of:
6.	Sole proprietorship or single-owner LLC	The owner [3]

7.	A valid trust, estate, or pension trust	Legal entity [4]

8.	Corporate or LLC electing corporate status on Form 8832	The corporation

9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10.	Partnership or multi-member LLC	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2.	Circle the minor’s name and furnish the minor’s SSN.

3.	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 15 of this Letter of Transmittal.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.
     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.